UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

(858) 605-9055

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 1, 2021, Guardion Health Sciences, Inc. (the “Company”) appointed Jeffrey Benjamin as the Company’s Chief Accounting Officer.

Since April 2021, Jeffrey Benjamin has served as the Corporate Controller of the Company. From January 2020 to February 2020, Mr. Benjamin served as a consultant to Capstone Turbine, a provider of clean and green on-site energy solutions, and from September 2019 until January 2020, he served as Consulting Controller of Mendocino Farms Sandwich Market. In addition, from October 2017 until April 2018, Mr. Benjamin served as VP Finance of Ritter Pharmaceuticals, Inc. (currently known as Qualigen Therapeutics (Nasdaq: QLGN)), a biotechnology company currently focused on developing novel therapeutics for the treatment of cancer and infectious diseases, and from February 2017 to October 2017, he served as Consulting Controller of Unified Grocers, a wholesale grocery cooperative, which subsequently merged with SUPERVALU. Mr. Benjamin previously served in various other capacities including, but not limited to, Principal of Tatum by Randstad; Chief Financial Officer of Communications Infrastructure Corporation; Corporate Controller of Liaison Technologies; Vice President, Corporate Controller of Internap Network Services Corp; and Controller of UPS Capital. Mr. Benjamin is a Certified Public Accountant in the State of New York and received his B.A. in accounting and information systems from Queens College, City University of New York.

On July 29, 2021, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Benjamin pursuant to which Mr. Benjamin serves as Chief Accounting Officer of the Company effective as of August 1, 2021. The term of the Employment Agreement will continue until June 30, 2022 (the “Initial Term”) and thereafter shall continue on an at-will basis (the “At-Will Period” and together with the Initial Term, the “Term”), unless earlier terminated pursuant to the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Benjamin shall receive an annual base salary of $250,000, or such greater amount as may be determined by the Company from time to time. In addition, Mr. Benjamin will be eligible to participate in such retirement, life insurance, fringe and other employee benefit plans that the Company maintains for its full-time employees (collectively, the “Benefits”) and shall be eligible to be reimbursed for reasonable documented expenses. In the event the Company is required to restate its publicly issued financial statements as a result of intentional misconduct by Mr. Benjamin, he will be required to reimburse the Company for any bonuses advanced to and profits received by him from the sale of the Company’s securities during the 12 months subsequent to the initial issuance of such financial statements. Furthermore, any compensation paid to Mr. Benjamin will be subject to clawback as may be required by law or otherwise.

Pursuant to the Employment Agreement, the Company may terminate Mr. Benjamin’s employment (i) for death, (ii) for Disability (as defined in the Employment Agreement), (iii) for Cause (as defined in the Employment Agreement), (iv) without Cause upon 60 days prior written notice or (v) during the At-Will Period with or without Cause upon 60 days prior written notice. Pursuant to the Employment Agreement, Mr. Benjamin may terminate his employment (i) for any reason upon 60 days prior written notice to the Company, (ii) during the Initial Term, for Good Reason (as defined in the Employment Agreement) or (iii) during the At-Will Period with or without reason, and without any notice requirement.

In the event Mr. Benjamin’s employment is terminated (i) for death, (ii) upon his Disability or (iii) by the Company for Cause during the Term or in the event that the Term is terminated during the At-Will Period or (iv) Mr. Benjamin terminates his employment during the Term for any reason other than Good Reason, Mr. Benjamin shall be entitled to receive his then base salary and Benefits accrued through the date of his death or termination. In the event the Company terminates the Term and Mr. Benjamin’s employment without Cause during the Initial Term, including if Mr. Benjamin’s employment is terminated following a Change in Control (as defined in the Employment Agreement) during such period, or if Mr. Benjamin terminates his employment for Good Reason during the Initial Term, Mr. Benjamin shall be entitled to receive (i) six months of his then base salary and payment for continuation of Benefits or, if after December 31, 2021, three months of his then base salary and payment for continuation of Benefits and (ii) his then base salary and accrued Benefits through the date of termination. As a prerequisite to receiving the severance described above (in excess of Mr. Benjamin’s then base salary and Benefits accrued through the date of termination) (i) in the event that the Company terminates the Term and Mr. Benjamin’s employment without Cause during the Initial Term, including if Mr. Benjamin’s employment is terminated following a Change in Control, or (ii) Mr. Benjamin terminates his employment for Good Reason during the Initial Term, Mr. Benjamin will be required to execute a Release (as defined in the Employment Agreement) in favor of the Company within 45 days of the date of his termination.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Benjamin and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Benjamin and any other persons pursuant to which Mr. Benjamin was appointed as Chief Accounting Officer of the Company. There are no related party transactions involving Mr. Benjamin that are reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Employment Agreement by and between the Company and Jeffrey Benjamin dated July 29, 2021

+ Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: August 2, 2021
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer